                               FIFTH THIRD FUNDS
                       (formerly Fountain Square Funds)

                      Statement of Additional Information
                                April 11, 2001

This Statement of Additional Information (the "SAI") relates to the Prospectus of the following portfolios (the "Funds") of Fifth Third Funds (the "Trust") dated April 11, 2001:

 .       Fifth Third Strategic Income Fund
 .       Fifth Third Multicap Value Fund
 .       Fifth Third Worldwide Fund
 .       Fifth Third Microcap Value Fund

This Statement of Additional Information is incorporated in its entirety into this Prospectus. This SAI should be read with the Prospectuses of the Funds.

To receive a copy of any Prospectus, you may write the Trust or call toll-free
(888) 799-5353. This SAI is not a prospectus.

                               Fifth Third Funds
                             c/o Fifth Third Bank
                           38 Fountain Square Plaza
                            Cincinnati, Ohio 45263

Fifth Third Strategic Income Fund
Fifth Third Multicap Value Fund
Fifth Third Worldwide Fund
Fifth Third Microcap Value Fund

The information required by Items 10 through 22 for the above-referenced Funds of Fifth Third Funds (the "registrant") is hereby incorporated by reference to Part B of Post-Effective Amendment No. 36 to the Registrant's Statement of Form N-1A, filed with the Securities and Exchange Commission on November 30, 2000.

                               TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE TRUST............................................................2

INVESTMENT OBJECTIVES AND POLICIES OF THE FUNDS................................................3

   INVESTMENT OBJECTIVES.......................................................................3
   INVESTMENT LIMITATIONS......................................................................3
   FUNDAMENTAL LIMITATIONS.....................................................................3
   NON-FUNDAMENTAL LIMITATIONS.................................................................4

ADDITIONAL RISKS AND INFORMATION CONCERNING CERTAIN INVESTMENT TECHNIQUES......................6

   TYPES OF INVESTMENTS........................................................................6
   PORTFOLIO TURNOVER.........................................................................13

FIFTH THIRD FUNDS MANAGEMENT..................................................................14

   OFFICERS AND TRUSTEES......................................................................14
   TRUST OWNERSHIP............................................................................14
   TRUSTEE LIABILITY..........................................................................14
   CODES OF ETHICS............................................................................14

INVESTMENT ADVISORY SERVICES..................................................................15

   INVESTMENT ADVISORS TO THE TRUST...........................................................15
   ADVISORY FEES..............................................................................15
   ADMINISTRATIVE SERVICES....................................................................15
   CUSTODY OF FUND ASSETS.....................................................................15
   TRANSFER AGENT AND DIVIDEND DISBURSING AGENT...............................................15

BROKERAGE TRANSACTIONS........................................................................16

PURCHASING SHARES.............................................................................17

   DISTRIBUTION PLAN AND ADMINISTRATIVE SERVICES AGREEMENT (INVESTMENT C SHARES ONLY).........17
   PURCHASES WITH PROCEEDS FROM REDEMPTIONS OF UNAFFILIATED MUTUAL FUND SHARES................18
   CONVERSION OF INVESTMENT B SHARES TO INVESTMENT A SHARES...................................18
   CONVERSION TO FEDERAL FUNDS................................................................18
   EXCHANGING SECURITIES FOR FUND SHARES......................................................18
   PAYMENTS TO DEALERS........................................................................18

REDEEMING SHARES..............................................................................19

   REDEMPTION IN KIND.........................................................................19
   POSTPONEMENT OF REDEMPTIONS................................................................19

DETERMINING NET ASSET VALUE...................................................................19

   DETERMINING MARKET VALUE OF SECURITIES.....................................................20
   TRADING IN FOREIGN SECURITIES..............................................................20

TAX STATUS....................................................................................20

   FOREIGN TAXES..............................................................................23
   PERFORMANCE COMPARISONS....................................................................24

FINANCIAL STATEMENTS..........................................................................26

APPENDIX......................................................................................27

                      GENERAL INFORMATION ABOUT THE TRUST

The Trust was established as a Massachusetts business trust under a Declaration of Trust dated September 15, 1988.

The Trust's Declaration of Trust permits the Trust to offer separate series of shares of beneficial interest representing interests in separate portfolios of securities, and it permits the Trust to offer separate classes of each such series. Currently, the Trust offers shares of the following Funds and shares of the following classes of each Fund:

----------------------------------------------------------------------------------------------------------------
       Funds          Institutional        Advisor         Investment A       Investment B      Investment C
       -----          -------------        -------         ------------       ------------      ------------
----------------------------------------------------------------------------------------------------------------
Fifth Third Strategic
Income Fund ("Strategic
Income Fund")               X                 X
----------------------------------------------------------------------------------------------------------------
Fifth Third
Multicap Value Fund         X                 X                  X                  X                 X
("Multicap Value
Fund")
----------------------------------------------------------------------------------------------------------------
Fifth Third Worldwide
Fund                        X                 X
("Worldwide Fund")
----------------------------------------------------------------------------------------------------------------
Fifth Third
Microcap Value Fund         X                 X                 X                  X                  X
("Microcap Value
Fund")
----------------------------------------------------------------------------------------------------------------

      Each Fund, is an "open-end" management investment company and is a "diversified" company, as those terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Among other things, a diversified fund must, with respect to 75% of its total assets, not invest more than 5% of its total assets in any one issuer.

      The Trustees are responsible for managing the business and affairs of the Trust. All Funds are advised by Fifth Third Asset Management (the "Advisor").

                INVESTMENT OBJECTIVES AND POLICIES OF THE FUNDS

The prospectus states the investment objective of each Fund and discuss certain investment policies employed to achieve those objectives. The following discussion supplements the description of the Funds' investment policies in the prospectus.

       Investment Objectives

Each Fund's investment objective is fundamental and may not be changed without shareholder approval.

       Investment Limitations

       Fundamental Limitations

Except as provided below, each Fund has adopted the following fundamental investment limitations. As fundamental investment limitations, they cannot be changed with respect to a Fund without approval of the holders or a majority of that Fund's Shares.

Issuing Senior Securities and Borrowing Money.
----------------------------------------------

None of the Funds described herein will issue senior securities, except that a Fund may borrow money directly or through reverse repurchase agreements in amounts up to one- third of the value of its total assets, including the amount borrowed; and except to the extent that funds in which the Worldwide Fund may invest may enter into futures contracts, as applicable.

The Funds described herein will not borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure or to facilitate management of the portfolio by enabling a Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. None of the Funds described herein will purchase any securities while any borrowings in excess of 5% of its total assets are outstanding. Currently, none of the Funds described herein intend to borrow money.


Selling Short and Buying on Margin.
-----------------------------------

None of the Funds described herein will sell any securities short or purchase any securities on margin, but may obtain such short-term credits as are necessary for clearance of purchases and sales of securities. The deposit or payment by the Worldwide Fund of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.


Pledging Assets.
----------------

The Funds described herein will not mortgage, pledge, or hypothecate any assets, except to secure permitted borrowings. In these cases, a Fund may pledge assets as necessary to secure such borrowings. For purposes of this limitation, where applicable, (a) the deposit of assets in escrow in connection with the writing of covered put or call options and the purchase of securities on a when-issued basis and (b) collateral arrangements with respect to: (i) the purchase and sale of stock options (and options on stock indices) and (ii) initial or variation margin for futures contracts, will not be deemed to be pledges of a Fund's assets.

Lending Cash or Securities.
---------------------------

The Funds described herein will not lend any of their respective assets except portfolio securities up to one-third of the value of total assets. This shall not prevent a Fund from purchasing or holding U.S. government obligations, money market instruments, publicly or non-publicly issued municipal bonds, variable rate demand notes, bonds, debentures, notes, certificates of indebtedness, or other debt securities, entering into repurchase agreements, or engaging in other transactions where permitted by a Fund's investment objectives, policies and limitations or the Trust's Declaration of Trust.

Acquiring Voting Securities.
----------------------------

The Funds will not acquire the voting securities of any issuer for the purpose of exercising control or management.


Investing in Commodities.
-------------------------

None of the Funds described herein will purchase or sell commodities or commodity contracts except to the extent that the Funds described herein may engage in transactions involving financial futures contracts or options on financial futures contracts.

Investing in Real Estate.
-------------------------

None of the Funds described herein will purchase or sell real estate, including limited partnership interests, although each of these Funds may invest in securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.


Diversification of Investments.
-------------------------------

With respect to 75% of the value of their respective total assets, none of the Funds described herein will purchase securities issued by any one issuer (other than cash, cash items, securities of investment companies, or securities issued or guaranteed by the government of the United States or its agencies or instrumentalities and repurchase agreements collateralized by such securities), if as a result (i) more than 5% of the value of its total assets would be invested in the securities of that issuer or (ii) the Funds described herein would hold more than 10% of the outstanding voting securities of any one issuer.


Dealing in Puts and Calls.
--------------------------

None of the Funds will buy or sell puts, calls, straddles, spreads, or any combination of these.

Underwriting.
-------------

None of the Funds described herein will underwrite any issue of securities, except as a Fund may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies, and limitations.

       Non-Fundamental Limitations

Except as provided below, each Fund has adopted the following non- fundamental investment limitations. As non-fundamental investment limitations, they may be changed by the Trustees without shareholder approval.

Concentration of Investments.
-----------------------------

The Strategic Income Fund, Multicap Value Fund, and Microcap Value Fund will not invest 25% or more of the values of their respective total assets in any one industry, except that these Funds may invest more than 25% of the value of its total assets in securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities and repurchase agreements collateralized by such securities.

The Worldwide Fund will not invest more than 25% of its total assets in the securities of underlying funds which concentrate (i.e., invest more than 25% of their assets) in the same industry, provided that (i) through its investment in underlying funds, the Fund indirectly may invest more than 25% of its assets in one industry, and (ii) the Fund will concentrate more than 25% of its assets in the mutual fund industry.

Investing in Illiquid Securities.
---------------------------------

The Funds described herein will not invest more than 15% of the value of their respective net assets in illiquid securities, including, as applicable, repurchase agreements providing for settlement more than seven days after notice, over-the-counter options, certain restricted securities not determined by the Advisor to be liquid, and non- negotiable time deposits with maturities over seven days.

For the Strategic Income Fund and Worldwide Fund, shares of open-end investment companies will be considered illiquid if the Strategic Income Fund or Worldwide Fund hold over 1% of the issuing investment companies total outstanding securities.

Investing in Investment Companies
---------------------------------

The Worldwide Fund may not invest in securities other than those issued by open-end registered investment companies, including money market funds (this restriction does not preclude the use of the Custodian's money market deposit account for idle cash balances of the Fund).

Investing in Securities of Other Investment Companies.
------------------------------------------------------

The Funds described herein will limit their respective investments in other investment companies to no more than 3% of the total outstanding voting stock of any investment company. The Multicap Value Fund, and Microcap Value Fund will invest no more than 5% of their respective total assets in any one investment company, and will invest no more than 10% of their respective total assets in investment companies in general. The Funds described herein will purchase securities of closed-end investment companies only in open market transactions involving only customary broker's commissions. However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization, or acquisition of assets. It should be noted that investment companies incur certain expenses such as management fees and, therefore, any investment by a Fund in shares of another investment company would be subject to such expenses.

Investing in Put Options.
-------------------------

The Funds will not purchase put options on securities or futures contracts, unless the securities or futures contracts are held in the Fund's portfolio or unless the Fund is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment.

Writing Covered Call Options.
-----------------------------

The Worldwide Fund will not write call options on securities or futures contracts unless the securities of futures contracts are held in the Fund's portfolio or unless the Fund is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment.

Except with respect to a Fund's policy relating to borrowing money, if a percentage limitation is adhered to at the time of investment, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of such restriction. For purposes of its policies and limitations, the Trust considers certificates of deposit and demand and time deposits issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be "cash items."

        ADDITIONAL RISKS AND INFORMATION CONCERNING CERTAIN INVESTMENT
                                  TECHNIQUES

       Types of Investments

Bank Instruments.
-----------------

The Funds may invest in the instruments of banks and savings and loans whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, both of which are administered by the Federal Deposit Insurance Corporation, such as certificates of deposit, demand and time deposits, savings shares, and bankers' acceptances. However, these instruments are not necessarily guaranteed by those organizations.

Bear Funds.
-----------

Bear funds are designed to allow investors to speculate on anticipated decreases in the S&P 500 Index or to hedge an existing portfolio of securities or mutual fund shares.

Due to the nature of Bear funds, investors could experience substantial losses during sustained periods of rising equity prices. This is the opposite likely result expected of investing in a traditional equity mutual fund in a generally rising stock market. Bear funds employ certain investment techniques, including engaging in short sales and in certain transactions in stock index futures contracts, options on stock index futures contracts, and options on securities and stock indexes.

Under these techniques, bear funds will generally incur a loss if the price of the underlying security or index increases between the date of the employment of the technique and the date on which the fund terminates the position. These bear funds will generally realize a gain if the underlying security or index declines in price between those dates. The amount of any gain or loss on an investment technique may be affected by any premium or amounts in lieu of dividends or interest that the funds pays or receives as the result of the transaction.

Close-End Investment Companies.
-------------------------------

Shares of close-end investment companies will be acquired by investors in transactions not involving a public offering. These shares will be "restricted securities" and may be required to be held until the Fund Termination unless redeemed earlier. Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of without registration under applicable federal or state securities laws or pursuant to an exemption from registration (in which case the Shareholder will at the option of the Fund be required to provide the Fund with a legal opinion, in form and substance satisfactory to the Fund, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until Shares are redeemed or the fund is liquidated. No sale, transfer, assignment, pledge, or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration by the transfer agent on the Fund's books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and to execute such other instruments or certifications as are reasonably required by the Fund. A transfer of the Shares owned by a Shareholder will not relieve the Shareholder of any unfulfilled subscription obligation. Consent of the Fund is required prior to the assumption of the transferor's Subscription Agreement by another party. The Fund may withhold consent to such an assumption at its absolute discretion.

Futures and Options Transactions.
---------------------------------

Funds in which the Worldwide Fund invests may engage in futures and options transactions as described below to the extent consistent with their investment objectives and policies.

As a means of reducing fluctuations in the net asset value of Shares of the funds, the funds may attempt to hedge all or a portion of their portfolio through the purchase of put options on portfolio securities and put options on financial futures contracts for portfolio securities. The funds may attempt to hedge all or a portion of their portfolio by buying and selling financial futures contracts and writing call options on futures contracts. The funds may also write covered call options on portfolio securities to attempt to increase current income.

The funds will maintain their position in securities, options, and segregated cash subject to puts and calls until the options are exercised, closed, or have expired. An option position may be closed out over-the-counter or on an exchange which provides a secondary market for options of the same series.


Futures Contracts.
------------------

Funds in which the Worldwide Fund invests may enter into futures contracts. A futures contract is a firm commitment by the seller who agrees to make delivery of the specific type of security called for in the contract ("going short") and the buyer who agrees to take delivery of the security ("going long") at a certain time in the future. However, a securities index futures contract is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index was originally written. No physical delivery of the underlying security in the index is made.

Financial futures contracts call for the delivery of particular debt instruments issued or guaranteed by the U.S. Treasury or by specified agencies or instrumentalities of the U.S. government at a certain time in the future.

The purpose of the acquisition or sale of a futures contract by a Fund is to protect it from fluctuations in the value of securities caused by unanticipated changes in interest rates or stock prices without necessarily buying or selling securities. For example, in the fixed income securities market, price moves inversely to interest rates. A rise in rates means a drop in price. Conversely, a drop in rates means a rise in price. In order to hedge its holdings of fixed income securities against a rise in market interest rates, a Fund could enter into contracts to "go short" to protect itself against the possibility that the prices of its fixed income securities may decline during the Fund's anticipated holding period. The Fund would "go long" to hedge against a decline in market interest rates. The Worldwide Fund may also invest in securities index futures contracts when the Advisor believes such investment is more efficient, liquid or cost-effective than investing directly in the securities underlying the index.

Stock Index Options.
--------------------

The Multicap Value Fund may purchase options on stock indices listed on national securities exchanges or traded in the over-the-counter market. A stock index fluctuates with changes in the market values of the stocks included in the index.

The effectiveness of purchasing stock index options will depend upon the extent to which price movements in the Fund's portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the funds will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the Fund of options on stock indices will be subject to the ability of the Advisor to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks.


Put Options on Financial Futures Contracts.
-------------------------------------------

Funds in which the Worldwide Fund invests may purchase listed put options on financial futures contracts. The funds would use these options only to protect portfolio securities against decreases in value resulting from market factors such as anticipated increase in interest rates.

Unlike entering directly into a futures contract, which requires the purchaser to buy a financial instrument on a set date at a specified price, the purchase of a put option on a futures contract entitles (but does not obligate) its purchaser to decide on or before a future date whether to assume a short position at the specified price. Generally, if the hedged portfolio securities decrease in value during the term of an option, the related futures contracts will also decrease in value and the option will increase in value. In such an event, a fund will normally close out its option by selling an identical option. If the hedge is successful, the proceeds received by a fund upon the sale of the second option will be large enough to offset both the premium paid by a fund for the original option plus the realized decrease in value of the hedged securities.

Alternatively, a fund may exercise its put option to close out the position. To do so, it would simultaneously enter into a futures contract of the type underlying the option (for a price less than the strike price of the option) and exercise the option. A fund would then deliver the futures contract in return for payment of the strike price. If a fund neither closes out nor exercises an option, the option will expire on the date provided in the option contract, and only the premium paid for the contract will be lost.

Call Options on Financial Futures Contracts.
-------------------------------------------

Funds in which the Worldwide Fund invests may write listed call options or over-the-counter call options on futures contracts, to hedge their portfolios against an increase in market interest rates. When a fund writes a call option on a futures contract, it is undertaking the obligation of assuming a short futures position (selling a futures contract) at the fixed strike price at any time during the life of the option if the option is exercised. As market interest rates rise and cause the price of futures to decrease, a fund's obligation under a call option on a future (to sell a futures contract) costs less to fulfill, causing the value of a fund's call option position to increase. In other words, as the underlying future's price goes down below the strike price, the buyer of the option has no reason to exercise the call, so that a fund keeps the premium received for the option. This premium can help substantially offset the drop in value of a fund's portfolio securities.

Prior to the expiration of a call written by a fund, or exercise of it by the buyer, a fund may close out the option by buying an identical option. If the hedge is successful, the cost of the second option will be less than the premium received by a fund for the initial option. The net premium income of a fund will then substantially offset the realized decrease in value of the hedged securities.

Limitation on Open Futures Positions.
-------------------------------------

No Fund will maintain open positions in futures contracts it has sold or options it has written on futures contracts if, in the aggregate, the value of the open positions (marked to market) exceeds the current market value of its securities portfolio plus or minus the unrealized gain or loss on those open positions, adjusted for the correlation of volatility between the securities or securities index underlying the futures contract and the futures contracts. If a Fund exceeds this limitation at any time, it will take prompt action to close out a sufficient number of open contracts to bring its open futures and options positions within this limitation. This limitation does not apply to funds in which the Worldwide Fund may invest.


"Margin" in Futures Transactions.
---------------------------------

Unlike the purchase or sale of a security, the funds do not pay or receive money upon the purchase or sale of a futures contract. Rather, the funds are required to deposit an amount of "initial margin" in cash or U.S. Treasury bills with its custodian (or the broker, if legally permitted). The nature of initial margin in futures transactions is different from that of margin in securities transactions in that a futures contract's initial margin does not involve the borrowing by a Fund to finance the transactions. Initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to a Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied.

A futures contract held by a Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day a Fund pays or receives cash, called "variation margin", equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by a Fund but is instead settlement between a Fund and the broker of the amount one would owe the other if the futures contract expired. In computing its daily net asset value, a Fund will mark to market its open futures positions. The funds are also required to deposit and maintain margin when they write call options on futures contracts.


Purchasing Put Options on Portfolio Securities.
-----------------------------------------------

The funds in which the Worldwide Fund invests may purchase put options on portfolio securities to protect against price movements in particular securities in their respective portfolios. A put option gives a fund, in return for a premium, the right to sell the underlying security to the writer (seller) at a specified price during the term of the option.

Writing Covered Call Options on Portfolio Securities.
-----------------------------------------------------

The funds in which the Worldwide Fund invests may also write covered call options to generate income. As the writer of a call option, a fund has the obligation, upon exercise of the option during the option period, to deliver the underlying security upon payment of the exercise price. A fund may sell call options either on securities held in its portfolio or on securities which it has the right to obtain without payment of further consideration (or securities for which it has segregated cash in the amount of any additional consideration).

Over-the-Counter Options.
-------------------------

The funds in which the Worldwide Fund invests may purchase and write over-the-counter options on portfolio securities in negotiated transactions with the buyers or writers of the options for those options on portfolio securities held by a fund and not traded on an exchange.

Convertible Securities.
-----------------------

The funds in which the Worldwide Fund invests , as well as the Strategic Income Fund and Multicap Value Fund may invest in convertible securities. Convertible securities include fixed-income securities that may be exchanged or converted into a predetermined number of shares of the issuer's underlying common stock at the option of the holder during a specified period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. The investment characteristics of each convertible security vary widely, which allows convertible securities to be employed for a variety of investment strategies.

Each of these Funds will exchange or convert the convertible securities held in its portfolio into shares of the underlying common stock when, in the Advisor's opinion, the investment characteristics of the underlying common shares will assist the Fund in achieving its investment objectives. Otherwise the Fund may hold or trade convertible securities.

In selecting convertible securities for the Fund, the Advisor evaluates the investment characteristics of the convertible security as a fixed income instrument and the investment potential of the underlying equity security for capital appreciation. In evaluating these matters with respect to a particular convertible security, the Advisor considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer's profits, and the issuer's management capability and practices.

Warrants.
---------

The funds in which the Worldwide Fund may invests may purchase warrants. Warrants are basically options to purchase common stock at a specific price (usually at a premium above the market value of the optioned common stock at issuance) valid for a specific period of time. Warrants may have a life ranging from less than a year to twenty years or may be perpetual. However, most warrants have expiration dates after which they are worthless. In addition, if the market price of the common stock does not exceed the warrant's exercise price during the life of the warrant, the warrant will expire as worthless. Warrants have no voting rights, pay no dividends, and have no rights with respect to the assets of the corporation issuing them. The percentage increase or decrease in the market price of the warrant may tend to be greater than the percentage increase or decrease in the market price of the optioned common stock.

Cash.
-----

From time to time, such as when suitable securities are not available, the Funds may retain a portion of their assets in cash. Any portion of a Fund's assets retained in cash will reduce the Fund's return and, in the case of the Strategic Income Fund, the Fund's yield.


Foreign Currency Transactions.
------------------------------

The funds in which the Worldwide Fund may invest may engage in foreign currency transactions.


Currency Risks.
---------------

The exchange rates between the U.S. dollar and foreign currencies are a function of such factors as supply and demand in the currency exchange markets, international balances of payments, governmental intervention, speculation and other economic and political conditions. Although the Worldwide Fund values its assets daily in U.S. dollars, the Fund may not convert its holdings of foreign currencies to U.S. dollars daily. The Worldwide Fund may incur conversion costs when it converts its holdings to another currency. Foreign exchange dealers may realize a profit on the difference between the price at which the Fund buys and sells currencies.

The funds in which the Worldwide Fund may invest may engage in foreign currency exchange transactions in connection with its portfolio investments. The Worldwide Fund will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through forward contracts to purchase or sell foreign currencies.


Forward Foreign Currency Exchange Contracts.
--------------------------------------------

The funds in which the Worldwide Fund may invest may enter into forward foreign currency exchange contracts in order to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and a foreign currency involved in an underlying transaction. However, forward foreign currency exchange contracts may limit potential gains which could result from a positive change in such currency relationships.

Foreign Currency Options.
-------------------------

The Worldwide Fund may puchase funds that engage in foreign currency option transactions. A foreign currency option provides the option buyer with the right to buy or sell a stated amount of foreign currency at the exercise price on a specified date or during the option period. The owner of a call option has the right, but not the obligation, to buy the currency. Conversely, the owner of a put option has the right, but not the obligation, to sell the currency.

When the option is exercised, the seller (i.e., writer) of the option is obligated to fulfill the terms of the sold option. However, either the seller or the buyer may, in the secondary market, close its position during the option period at any time prior to expiration. A call option on foreign currency generally rises in value if the underlying currency appreciates in value, and a put option on foreign currency generally rises in value if the underlying currency depreciates in value. Although purchasing a foreign currency option can protect a fund against an adverse movement in the value of a foreign currency, the option will not limit the movement in the value of such currency. For example, if a fund was holding securities denominated in a foreign currency that was appreciating and had purchased a foreign currency put to hedge against a decline in the value of the currency, the fund would not have to exercise their put option. Likewise, if a fund were to enter into a contract to purchase a security denominated in foreign currency and, in conjunction with that purchase, were to purchase a foreign currency call option to hedge against a rise in value of the currency, and if the value of the currency instead depreciated between the date of purchase and the settlement date, the Worldwide Fund would not have to exercise its call. Instead, the fund could acquire in the spot market the amount of foreign currency needed for settlement.


Special Risks Associated with Foreign Currency Options.
-------------------------------------------------------

Buyers and sellers of foreign currency options are subject to the same risks that apply to options generally. In addition, there are certain additional risks associated with foreign currency options. The markets in foreign currency options are relatively new, and the fund's ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. There can be no assurance that a liquid secondary market will exist for a particular option at any specific time.

In addition, options on foreign currencies are affected by all of those factors that influence foreign exchange rates and investments generally.

The value of a foreign currency option depends upon the value of the underlying currency relative to the U.S. dollar. As a result, the price of the option position may vary with changes in the value of either or both currencies and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (i.e., less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. option markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options markets until they reopen.

Foreign Currency Futures Transactions.
--------------------------------------

By using foreign currency futures contracts and options on such contracts, the funds in which the Worldwide Fund may invest may be able to achieve many of the same objectives as it would through the use of forward foreign currency exchange contracts. The funds may be able to achieve these objectives possibly more effectively and at a lower cost by using futures transactions instead of forward foreign currency exchange contracts.

Special Risks Associated with Foreign Currency Futures Contracts and Related
----------------------------------------------------------------------------
Options.
--------

Buyers and sellers of foreign currency futures contracts are subject to the same risks that apply to the use of futures generally. In addition, there are risks associated with foreign currency futures contracts and their use as a hedging device similar to those associated with options on currencies, as described above.

Options on foreign currency futures contracts may involve certain additional risks. Trading options on foreign currency futures contracts is relatively new. The ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market. Compared to the purchase or sale of foreign currency futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the Worldwide Fund because the maximum amount at risk is the premium paid for the option (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss, such as when there is no movement in the price of the underlying currency or futures contract.


U.S. Government Obligations.
----------------------------

The types of U.S. government obligations in which any of the Funds may invest directly or indirectly include direct obligations of the U.S. Treasury, such as U.S. Treasury bills, notes, and bonds, and obligations issued or guaranteed by U.S. government agencies or instrumentalities. These securities are backed by:

        .     the full faith and credit of the U.S. Treasury;

        .     the issuer's right to borrow from the U.S. Treasury;

        . the discretionary authority of the U.S. government to purchase certain obligations of agencies or instrumentality issuing the obligations.

Variable Rate U.S. Government Securities.
-----------------------------------------

Some of the short-term U.S. government securities in which the Funds may invest directly or indirectly carry variable interest rates. These securities have a rate of interest subject to adjustment at least annually. This adjusted interest rate is ordinarily tied to some objective standard, such as the 91-day U.S. Treasury bill rate. Variable interest rates will reduce the changes in the market value of such securities from their original purchase prices. Accordingly, the potential for capital appreciation or capital depreciation should not be greater than the potential for capital appreciation or capital depreciation of fixed interest rate U.S. government securities having maturities equal to the interest rate adjustment dates of the variable rate U.S. government securities.

Repurchase Agreements.
----------------------

Each Fund may either directly or indirectly enter into repurchase agreements. A repurchase agreement is an agreement whereby a fund takes possession of securities from another party in exchange for cash and agrees to sell the security back to the party at a specified time and price. To the extent that the original seller does not repurchase the securities from a Fund, a Fund could receive less than the repurchase price on any sale of such securities. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by a Fund might be delayed pending court action. The Funds will only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers which are deemed by the Advisors to be creditworthy pursuant to guidelines established by the Trustees.

Reverse Repurchase Agreements.
------------------------------

Except as provided above, the Funds may directly or indirectly enter into reverse repurchase agreements. These transactions are similar to borrowing cash. In a reverse repurchase agreement, a Fund transfers possession of a portfolio instrument to another person, such as a financial institution, broker, or dealer, in return for a percentage of the instrument's market value in cash and agrees that on a stipulated date in the future it will repurchase the portfolio instrument by remitting the original consideration plus interest at an agreed upon rate. The use of reverse repurchase agreements may enable a Fund to avoid selling portfolio instruments at a time when a sale may be deemed to be disadvantageous, but the ability to enter into reverse repurchase agreements does not ensure that a Fund will be able to avoid selling portfolio instruments at a disadvantageous time.

When effecting reverse repurchase agreements, liquid assets of a Fund, in a dollar amount sufficient to make payment for the obligations to be purchased, are segregated on a Fund's records at the trade date. These securities are marked to market daily and maintained until the transaction is settled.


Lending of Portfolio Securities.
--------------------------------

Each Fund may lend portfolio securities. The collateral received when a Fund lends portfolio securities must be valued daily and, should the market value of the loaned securities increase, the borrower must furnish additional collateral to the Fund. During the time portfolio securities are on loan, the borrower pays the Fund any dividends or interest paid on such securities. Loans are subject to termination at the option of a Fund or the borrower. A Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. A Fund would not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment.

Restricted and Illiquid Securities.
-----------------------------------

Each Fund may invest directly or indirectly in securities issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) securities are restricted as to disposition under the federal securities laws and are generally sold to institutional investors, such as the Funds, who agree that they are purchasing such securities for investment purposes and not with a view to public distributions. Any resale by the purchaser must be in an exempt transaction. Section 4(2) securities are normally resold to other institutional investors like the Funds through or with the assistance of the issuer or investment dealers who make a market in such securities, thus providing liquidity. The Funds believe that Section 4(2) securities and possibly certain other restricted securities which meet the criteria for liquidity established by the Trustees are generally liquid. The Funds intend, therefore, to treat the restricted securities which meet the criteria for liquidity established by the Trustees, including Section 4(2) securities, as determined by the Advisors, as liquid and not subject to the investment limitation applicable to illiquid securities.

The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under the Securities and Exchange commission ("SEC") staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a non-exclusive safe harbor for certain secondary market transactions involving securities subject to restrictions on resale under federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule was expected to further enhance the liquidity of the secondary market for securities eligible for resale under Rule 144A. The Fund believes that the Staff of the SEC has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees consider the following criteria in determining the liquidity of certain restricted securities: the frequency of trades and quotes for the security; the number of dealers willing to purchase or sell the security and the number of other potential buyers; dealer undertakings to make a market in the security; and the nature of the security and the nature of the marketplace trades.

Temporary and Defensive Investments.
------------------------------------

Each Fund may hold up to 100% of its assets in cash or short-term debt securities for temporary defensive purposes. A Fund will adopt a temporary defensive position when, in the opinion of the Advisor, such a position is more likely to provide protection against adverse market conditions than adherence to the Fund's other investment policies. The types of short-term instruments in which the Fund may invest for such purposes include short-term money market securities, such as repurchase agreements, and securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, certificates of deposit, time deposits and bankers' acceptances of certain qualified financial institutions and corporate commercial paper, which at the time of purchase are rated at least within the "A" major rating category by Standard & Poor's Corporation ("S&P") or the "Prime" major rating category by Moody's Investor's Service, Inc. ("Moody's"), or, if not rated, issued by companies having an outstanding long-term unsecured debt issued rated at least within the "A" category by S&P or Moody's.

       Portfolio Turnover

The Funds will not attempt to set or meet portfolio turnover rates since any turnover would be incidental to transactions undertaken in an attempt to achieve the Funds' investment objectives. Annual portfolio turnover is estimated to be:
70% for the Strategic Income Fund; 89% for the Multicap Value Fund; 1500% for the Worldwide Fund; and 109% for the Microcap Value Fund.

                          FIFTH THIRD FUNDS MANAGEMENT

       Officers and Trustees

Officers and Trustees of the Trust are listed with their addresses, principal occupations, and present positions. The Board of Trustees of the Fifth Third Funds has overall responsibility for the Funds. There are currently two Trustees, one of whom is an "interested person" of the Funds, as that term is defined the 1940 Act.

      Albert E. Harris, 5905 Graves Road, Cincinnati, OH 45243. Birthdate: July 2, 1932. Chairman of the Board of Trustees of the Trust, formerly Chairman of the Board EDB Holdings, Inc. (retired July, 1993).

      Edward Burke Carey*, 394 East Town Street, Columbus, OH 43215. Birthdate:
      July 2, 1945. Member of the Board of Trustees, President of Carey Leggett Realty Advisors.

      Stephen G. Mintos, 3435 Stelzer Road, Columbus, Ohio 43219-3035.
      Birthdate: February 5, 1954. President of the Trust, employee of BISYS Fund Services, Inc.

      Jeffrey C. Cusick, 3435 Stelzer Road, Columbus, Ohio 43219-3035.
      Birthdate: May 19, 1959. Vice President of the Trust, and formerly the Secretary and Treasurer of the Trust, employee of BISYS Fund Services, Inc.; from September 1993 to July 1995, Assistant Vice President, Federated Administrative Services.

      Rodney L. Ruehle, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Birthdate:
      April 26, 1968. Secretary of the Trust, and employee of BISYS Fund Services Limited Partnership.

      Gary R. Tenkman, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Birthdate:
      September 16, 1970. Treasurer of the Trust, and employee of BISYS Fund Services Limited Partnership.

      Karen L. Blair, 3435 Stelzer Road, Columbus, Ohio 43219-3035. Birthdate:
      February 26, 1966. Assistant Secretary and Assistant Treasurer of the Trust, and employee of BISYS Fund Services Limited Partnership.

      *Considered to be an "interested person" of the Funds as defined in the 1940 Act.

       Trust Ownership

      As of November 10, 2000, the Officers and Trustees owned less than 1% of any class of any Fund.


       Trustee Liability


The Trust's Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, they are not protected against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

       Codes of Ethics

Fifth Third Asset Management, as investment advisor to the Funds, and BISYS Fund Services Limited Partnership ("BISYS"), as distributor of Fund shares, has adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code permits personnel subject to the code to invest in securities that may be purchased or held by the Funds.

                          INVESTMENT ADVISORY SERVICES

       Investment Advisors to the Trust

Fifth Third Asset Management serves as investment advisor to all Funds. It provides investment advisory services through its Trust and Investment Division. Fifth Third Asset Management is a wholly-owned subsidiary of Fifth Third Bank.

The advisor shall not be liable to the Trust, a Fund, or any shareholder of any of the Funds for any losses that may be sustained in the purchase, holding, or sale of any security or for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed upon it by its contract with the Trust.


       Advisory Fees

For its advisory services, Fifth Third Asset Management receives an annual investment advisory fee as described in the prospectus.

       Administrative Services

BISYS, 3435 Stelzer Road, Columbus, Ohio 43219, provided administrative personnel and services to the Funds for the fees set forth in the prospectus.

Fifth Third Bank performs sub-administration services on behalf of each Fund, for which it receives compensation from BISYS.

       Custody of Fund Assets

Under the custodian agreement, Fifth Third Bank holds each Fund's portfolio securities and keeps all necessary records and documents relating to its duties. Fees for custody services are based upon the market value of Fund securities held in custody plus out-of-pocket expenses.

       Transfer Agent and Dividend Disbursing Agent

Fifth Third Bank serves as transfer agent and dividend disbursing agent for the Funds. The fee paid to the transfer agent is based upon the size, type and number of accounts and transactions made by shareholders. Fifth Third Bank also maintains the Trust's accounting records. The fee paid for this service is based upon the level of the Funds' average net assets for the period plus out-of-pocket expenses.

BISYS serves as the sub-transfer agent for the Funds. The fee paid for this service is based upon the level of the Fund's average daily net assets ("asset based fee") plus out-of-pocket expenses. In the event, the combined net assets of all of the Funds fall below $3.5 billion at any time during the period, the fee paid shall be the sum of the asset-based fee and an account-based fee.


LEGAL COUNSEL
-------------
Ropes & Gray, Suite 800 East, One Franklin Square, 1301 K Street, N.W., Washington, D.C. 20005 is counsel to the Funds.

                             BROKERAGE TRANSACTIONS

When selecting brokers and dealers to handle the purchase and sale of portfolio instruments, the Advisor looks for prompt execution of the order at a favorable price. In working with dealers, the Advisor will generally use those who are recognized dealers in specific portfolio instruments, except when a better price and execution of the order can be obtained elsewhere. The Advisor makes decisions on portfolio transactions and selects brokers and dealers subject to guidelines established by the Trustees.

The Advisor may select brokers and dealers who offer brokerage and research services. These services may be furnished directly to the Funds or to the Advisor and may include advice as to the advisability of investing in securities, security analysis and reports, economic studies, industry studies, receipt of quotations for portfolio evaluations, and similar services.

The Advisor and its affiliates exercise reasonable business judgment in selecting brokers who offer brokerage and research services to execute securities transactions. They determine in good faith that commissions charged by such persons are reasonable in relationship to the value of the brokerage and research services provided.

Research services provided by brokers may be used by the Advisor in advising the Funds and other accounts. To the extent that receipt of these services may supplant services for which the Advisor or its affiliates might otherwise have paid, it would tend to reduce their expenses.

Allocation of transactions, including their frequency, to various dealers is determined by the Advisor in its best judgment and in a manner deemed fair and reasonable to Shareholders. The Major consideration in allocating brokerage business is the assurance that best execution is being received on all transactions effected for all accounts. Brokerage will at times be allocated to firms that supply research, statistical data and other services when the terms of the transaction and the capabilities of different broker/dealers are consistent with the guidelines set forth in Section 28(e) of the Securities Exchange Act of 1934. Information so received is in addition to and not in lieu of services required to be performed by the Advisor and does not reduce the advisory fees payable to the Advisor. Such information may be useful to Fifth Third Bank in serving both the Funds and other clients and, conversely, supplemental information obtained by the placement of business of other clients may be useful to the Advisor in carrying out its obligations to the Funds.

Although investment decisions for the Funds are made independently from those of the other accounts managed by the Advisor, the Advisor may invest Fund assets in the same securities and at the same time as it invests assets of other accounts that it manages. When one of the Funds and one or more other accounts managed by the Advisor are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by the Advisor to be equitable to each. In some cases, this procedure may adversely affect the price paid or received by the Funds or the size of the position obtained or disposed of by the Funds. In other cases, however, it is believed that coordination and the ability to participate in volume transactions will be to the benefit of the Funds.

                                PURCHASING SHARES

Shares of the Funds are sold at their net asset value, less any applicable sales charge on days the New York Stock Exchange and the Federal Reserve Bank of Cleveland are open for business. The procedure for purchasing Institutional, Advisor, Investment A, Investment B or Investment C shares of the Funds is explained in the prospectus for such Fund and Class under "Investing in the Funds."

      Distribution Plan and Administrative Services Agreement (Investment C Shares Only)

With respect to Advisor, Investment A, Investment B, and Investment C shares of the Funds, the Trust has adopted a Plan pursuant to Rule l2b-1 which was promulgated by the Securities and Exchange Commission pursuant to the Investment Company Act of 1940. The Plan provides for payment of fees to the distributor to finance any activity which is principally intended to result in the sale of a Fund's Shares subject to the Plan. Such activities may include the advertising and marketing of Shares; preparing printing, and distributing prospectuses and sales literature to prospective shareholders, brokers, or administrators; and implementing and operating the Plan. Pursuant to the Plan, the distributor may enter into agreements to pay fees to brokers for distribution and administrative support services and to other participating financial institutions and persons for distribution assistance and support services to the Funds and their shareholders. The administrative services are provided by a representative who has knowledge of the shareholder's particular circumstances and goals, and include, but are not limited to: communicating account openings; communicating account closings; entering purchase transactions; entering redemption transactions; providing or arranging to provide accounting support for all transactions, wiring funds and receiving funds for Share purchases and redemptions, confirming and reconciling all transactions, reviewing the activity in Fund accounts, and providing training and supervision of broker personnel; posting and reinvesting dividends to Fund accounts or arranging for this service to be performed by the Funds' transfer agent; and maintaining and distributing current copies of prospectuses and shareholder reports to the beneficial owners of Shares and prospective shareholders.

The Trustees expect that the Plan will result in the sale of a sufficient number of Shares so as to allow a Fund to achieve economic viability. It is also anticipated that an increase in the size of a Fund will facilitate more efficient portfolio management and assist a Fund in seeking to achieve its investment objective.

Pursuant to the Plan, with respect to Advisor shares, the Funds are authorized to compensate the distributor at the annual rate of up to 0.50% of the average aggregate net asset value of the Advisor shares of each applicable Fund held during the month.

Pursuant to the Plan, with respect to Investment A shares, the Funds are authorized to compensate the distributor at the annual rate of up to 0.25% of the average aggregate net asset value of the Investment A shares of each applicable Fund held during the month.

Pursuant to the Plan, with respect to Investment B Shares, the Funds which offer Investment B shares, are authorized to compensate the distributor at the annual rate of up to 1.00% of the average aggregate net asset value of the Investment B shares of each applicable Fund held during the month.

Pursuant to the Plan, with respect to Investment C shares, the Funds are authorized to compensate the distributor at the annual rate of up to 0.75% of the average aggregate net asset value of the Investment C shares of each applicable Fund held during the month. In addition, Investment C shares will also pay a shareholder servicing fee of up to 0.25% of average aggregate net assets of the Investment C shares.

      Purchases with Proceeds from Redemptions of Unaffiliated Mutual Fund
      Shares

Investors may purchase Investment A shares of the Funds at net asset value, without a sales charge, with the proceeds from the redemption of shares of an unaffiliated mutual fund that is not a money market or stable net asset value fund. If the purchase of Investment A shares is made with proceeds from the redemption of mutual fund shares that were not sold with a sales charge or commission, the investor must have held such mutual fund shares for at least 90 days to be eligible for the purchase of Investment A shares at net asset value. The purchase must be made within 60 days of the redemption, and the Funds must be notified by the investor in writing, or by his financial institution, at the time the purchase is made.

      Conversion of Investment B shares to Investment A shares

A shareholder's Investment B shares of the Fund, including all shares received as dividends or distributions with respect to such shares, will automatically convert to Investment A shares of the Fund at the end of eight years following the issuance of such shares, consequently, they will no longer be subject to the higher expenses borne by Investment B shares. The conversion rate will be determined on the basis of the relative per share net asset values of the two classes and may result in a shareholder receiving either a greater or fewer number of Investment A shares than the shares so converted.

       Conversion to Federal Funds

It is the Funds' policy to be as fully invested as possible so that maximum interest or dividends may be earned. To this end, all payments from shareholders must be in federal funds or be converted into federal funds. Fifth Third Bank acts as the shareholder's agent in depositing checks and converting them to federal funds.

       Exchanging Securities for Fund Shares

Investors may exchange securities they already own for Shares of a Fund or they may exchange a combination of securities and cash for Fund Shares. Any securities to be exchanged must, in the opinion of the Advisor, meet the investment objective and policies of each Fund, must have a readily ascertainable market value, must be liquid, and must not be subject to restrictions on resale. An investor should forward the securities in negotiable form with an authorized letter of transmittal to Fifth Third Bank. A Fund will notify the investor of its acceptance and valuation of the securities within five business days of their receipt by the Advisor.

A Fund values such securities in the same manner as a Fund values its assets. The basis of the exchange will depend upon the net asset value of Shares of a Fund on the day the securities are valued. One Share of a Fund will be issued for each equivalent amount of securities accepted.

Any interest earned on the securities prior to the exchange will be considered in valuing the securities. All interest, dividends, subscription, conversion, or other rights attached to the securities become the property of a Fund, along with the securities.

       Payments to Dealers

      Authorized broker-dealers, financial institutions and other financial intermediaries who sell shares of Fifth Third Funds and perform services for fund investors may receive sales commissions, annual fees and other compensation. Such compensation is paid by the Distributor using money from sales charges, distribution/service (12b-1) fees and its other resources. From time to time, the Distributor may elect to pay up to the following amounts:

                AMOUNT OF                                INVESTMENT
           INVESTMENT ($)                                 A SHARES
           --------------                                 --------

Under 50,000                                                3.825%
50,000 but under 100,000                                     3.40%
100,000 but under 150,000                                    2.55%

150,000 but under 250,000                                    1.70%
250,000 but under 500,000                                    0.85%
500,000 and above                                            0.50%*
-----------------

* A 1% contingent deferred sales charge shall apply on any portion redeemed within one year of purchase. Such charge will be applied to the value of the assets redeemed at the time of purchase or at the time of redemption, whichever is lower. Payment is available to those financial professionals with an agreement with the Distributor which provides for such payment. The Distributor currently imposes no additional conditions on an any financial professional to amend its agreement with the Distributor to provide for such payment.

Under certain circumstances the Distributor and/or the Advisor may use its own funds to compensate broker-dealers, financial institutions, and intermediaries in amounts that are additional to the amounts paid by the Distributor.

Brokers and agents may charge a transaction fee on the purchase or sale of shares by shareholders.

                                REDEEMING SHARES

Shares are redeemed at the next computed net asset value after a Fund receives the redemption request, less any contingent deferred sales charge. Redemption procedures are explained in the prospectus under "Redeeming Shares." Although the Funds do not charge for telephone redemptions, they reserve the right to charge a fee for the cost of wire-transferred redemptions.

Investment A shares and Investment C shares redeemed within one (1) year of purchase and Investment B shares redeemed within six (6) years of purchase may be subject to a contingent deferred sales charge. The contingent deferred sales charge may be reduced with respect to a particular shareholder where a financial institution selling Investment B and/or Investment C shares elects not to receive a commission from the distributor with respect to its sale of such shares.

       Redemption in Kind

The Trust has elected to be governed by Rule 18f-1 of the Investment Company Act of 1940 under which the Trust is obligated to redeem Shares for any one shareholder in cash only up to the lesser of $250,000 or 1% of a Fund's net asset value during any 90-day period.

Any redemption beyond this amount will also be in cash unless the Trustees determine that payments should be in kind. In such a case, the Trust will pay all or a portion of the remainder of the redemption in portfolio instruments, valued in the same way as the Fund determines net asset value. The portfolio instruments will be selected in a manner that the Trustees deem fair and equitable.

       Postponement of Redemptions

No Fund may suspend the right of redemption or postpone the date of payment of redemption proceeds for more than seven days, except that (a) it may elect to suspend the redemption of shares or postpone the date of payment of redemption proceeds: (1) during any period that the NYSE is closed (other than customary weekend and holiday closings) or trading on the NYSE is restricted; (2) during any period in which an emergency exists as a result of which disposal of portfolio securities is not reasonably practicable or it is not reasonably practicable to fairly determine the Fund's net asset values; or (3) during such other periods as the SEC may by order permit for the protection of investors; and (b) the payment of redemption proceeds may be postponed as otherwise provided in this Statement of Additional Information.

                           DETERMINING NET ASSET VALUE

Net asset values of the Funds generally may change each day. The days on which the net asset value is calculated by these Funds are described in the prospectus.

       Determining Market Value of Securities

The value of the Funds' portfolio securities are determined as follows:

 . for equity securities, according to the last sale price on a national securities exchange, if available;

 . in the absence of recorded sales for listed equity securities, according to the mean between the last closing bid and asked prices;

 . for unlisted equity securities, the latest bid prices;

 . for bonds and other fixed income securities, as determined by an independent pricing service;

 . for short-term obligations, according to the mean between bid and asked prices as furnished by an independent pricing service except that short-term obligations with remaining maturities of less than 60 days at the time of purchase may be valued at amortized cost; or

 . for all other securities, at fair value as determined in good faith by the Board of Trustees.

Prices provided by independent pricing services may be determined without relying exclusively on quoted prices and may reflect institutional trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics, and other market data.

The Funds will value futures contracts, options and put options on financial futures at their market values established by the exchanges at the close of option trading on such exchanges unless the Trustees determine in good faith that another method of valuing option positions is necessary to appraise their fair value.

       Trading in Foreign Securities

Trading in foreign securities may be completed at times which vary from the closing of regular trading on the New York Stock Exchange. In computing the net asset value, the Funds value foreign securities at the latest closing price on the exchange on which they are traded immediately prior to the closing of the New York Stock Exchange. Certain foreign currency exchange rates may also be determined at the latest rate prior to the closing of the New York Stock Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars at current rates. Occasionally, events that affect these values and exchange rates may occur between the times at which they are determined and the closing of the New York Stock Exchange. If such events materially affect the value of portfolio securities, these securities may be valued at their fair value as determined in good faith by the Trustees, although the actual calculation may be done by others.

                                   TAX STATUS

Qualification as a Regulated Investment Company

Each Fund intends to qualify annually as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order to so qualify and to qualify for the special tax treatment accorded regulated investment companies and their Shareholders, a Fund must, among other things, (a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities, and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;
(b) each year distribute at least 90% of its dividends, interest (including tax-exempt interest), certain other income and the excess, if any, of its net short-term capital gains over its net long-term capital losses; and (c) diversify its holdings so that, at the end of each fiscal quarter (i) at least 50% of the market value of the Fund's assets is represented by cash, cash items, U.S. Government securities, securities of other regulated investment companies, and other securities, limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses.

If a Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income paid to its shareholders in the form of dividends (including capital gain dividends). If a Fund failed to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income.

If a Fund fails to distribute in a calendar year substantially all of its ordinary income for the year and substantially all its net capital gain income for the one-year period ending October 31 of the year (and any retained amount from the prior calendar year), the Fund will be subject to a non-deductible 4% excise tax on the undistributed amounts.

Distributions

Each Fund will distribute at least annually any taxable income or realized capital gains. Distributions of any taxable net investment income and net short-term capital gain are taxable as ordinary income. Distributions of each Fund's net capital gain (i.e., the excess of a Fund's net long-term capital gain over net short-term capital loss), if any, are taxable as long-term capital gains, regardless of how long a Shareholder has held Fund shares. Distributions of taxable income or capital gains are taxable to Fund shareholders whether received in cash or in Fund shares through automatic reinvestment. Any dividend declared by a Fund to Shareholders of record on a date in October, November or December generally is deemed to have been received by its Shareholders on December 31 of such year (and paid by the Fund on or before such time) provided that the dividend actually is paid during January of the following year.

If a Fund makes a distribution in excess of its current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of a Shareholder's tax basis in Fund shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the Shareholder's tax basis in the shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of those shares.

Selling Shares

Shareholders who sell Fund Shares will generally recognize gain or loss in an amount equal to the difference between their adjusted tax basis in the Fund Shares and the amount received. If Fund Shareholders hold their Fund Shares as capital assets, the gain or loss will be a capital gain or loss. The tax rate generally applicable to net capital gains recognized by individuals and other noncorporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less or
(ii) 20% for gains recognized on the sale of capital assets held for more than one year (as well as capital gain dividends). For taxable years beginning after December 31, 2000, the maximum capital gain tax rate for capital assets (including Fund Shares) held by a non-corporate Shareholder for more than 5 years will be 8 percent and 18 percent (rather than 10 percent and 20 percent). The 18-percent rate applies only to assets the holding period for which begins after December 31, 2000 (including by way of an election to mark the asset to the market, and to pay the tax on any gain thereon, as of January 2, 2001). The mark-to-market election may be disadvantageous from a federal tax perspective, and Shareholders should consult their tax advisors before making such an election.

Any loss will be treated as a long-term capital loss to the extent of any capital gain dividends received with respect to those Fund Shares. For purposes of determining whether Fund Shares have been held for six months or less, the holding period is suspended for any periods during which your risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. In addition, any loss realized on a sale or exchange of Fund Shares will be disallowed to the extent that Fund Shareholders replace the disposed of Fund Shares with other Fund Shares within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition, which could, for example, occur as a result of automatic dividend reinvestment. In such an event, a Fund Shareholder's basis in the replacement Fund Shares will be adjusted to reflect the disallowed loss.

Borrowing

If a Fund Shareholder borrows money to buy Fund Shares, such Shareholder may not deduct the interest on that loan. Under Internal Revenue Service rules, Fund Shares may be treated as having been bought with borrowed money even if the purchase of the Fund Shares cannot be traced directly to borrowed money.

Hedging

If a Fund engages in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, it will be subject to special tax rules (including constructive sales, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders.

Certain of a Fund's hedging activities (including its transactions, if any, in foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income. If a Fund's book income exceeds its taxable income, the distribution (if any) of such excess will be treated as (i) a dividend to the extent of the Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income),
(ii) thereafter as a return of capital to the extent of the recipient's basis in the shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If the Fund's book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

Discount Securities

A Fund's investment in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold.

Backup Withholding

The Funds will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends and other distributions paid to any Shareholder who has provided either an incorrect tax identification number or no number at all, or who is subject to withholding by the Internal Revenue Service for failure to properly include on his or her tax return payments of interest or dividends.

       Foreign Taxes

Dividends and interest received by a Fund may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on the Fund's securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes. Foreign countries generally do not impose taxes on capital gains with respect to investments by foreign investors. If at the end of a Fund's fiscal year more than 50% of the value of its total assets represents securities of foreign corporations, the Fund will be eligible to make an election permitted by the Code to treat any foreign taxes paid by it on securities it has held for at least the minimum period specified in the Code as having been paid directly by the Fund's Shareholders in connection with the Fund's dividends received by them. In this case, Shareholders generally will be required to include in U.S. taxable income their pro rata share of such taxes, and those Shareholders who are U.S. citizens, U.S. corporations and, in some cases, U.S. residents will be entitled to deduct their share of such taxes. Alternatively, such Shareholders who hold Fund Shares (without protection from risk of loss) on the ex-dividend date and for at least 15 other days during the 30-day period surrounding the ex-dividend date will be entitled to claim a foreign tax credit for their share of these taxes. If a Fund makes the election, it will report annually to its Shareholders the respective amounts per share of the Fund's income from sources within, and taxes paid to, foreign countries and U.S. possessions.

                             PERFORMANCE COMPARISONS

Each Fund's performance depends upon such variables as: portfolio quality; average portfolio maturity; type of instruments in which the portfolio is invested; changes in interest rates and market value of portfolio securities; changes in each Fund's expenses; and various other factors.

Each Fund's performance fluctuates on a daily basis largely because net earnings and offering price per share fluctuate daily. Both net earnings and net asset value per share are factors in the computation of yield and total return as described above.

Investors may use financial publications and/or indices to obtain a more complete view of the Fund's performance. When comparing performance, investors should consider all relevant factors such as the composition of any index used, prevailing market conditions, portfolio compositions of other funds, and methods used to value portfolio securities and compute offering price. The financial publications and/or indices which the Funds use in advertising may include:

      . Dow Jones Industrial Average (the "DJIA") represents share prices of selected blue-chip industrial corporations. The DJIA indicates daily changes in the average price of stock of these corporations. Because it represents the top corporations of America, the DJIA index is a leading economic indicator for the stock market as a whole.

      . Europe, Australia, and Far East ("EAFE") is a market capitalization weighted foreign securities index, which is widely used to measure the performance of European, Australian, New Zealand, and Far Eastern stock markets. The index covers approximately 1,020 companies drawn from 18 countries in the above regions. The index values its securities daily in both U.S. dollars and local currency and calculates total returns monthly. EAFE U.S. dollar total return is a net dividend figure less Luxembourg withholding tax. EAFE is monitored by Capital International, S.A., Geneva, Switzerland.

      . Lehman Muni Bond Fund Index is a broad-based total return index comprised of 8,000 Investment grade, fixed rate, tax-exempt, with a remaining maturity of at least one year, including state and local general obligation, revenue, insured and pre-refunded bonds and are selected from issues larger than $50 million dated since January 1984. Bonds are added to the index and weights are updated monthly, with a one month lag.

      . Lehman Brothers Aggregate Bond Index is a total return index measuring both the capital price changes and income provided by the underlying universe of securities, weighted by market value outstanding. The Aggregate Bond Index is comprised of the Lehman Brothers Government Bond Index, Corporate Bond Index, Mortgage-Backed Securities Index and the Yankee Bond Index. These indices include: U.S. Treasury obligations, including bonds and notes; U.S. agency obligations, including those of the Federal Farm Credit Bank, Federal Land Bank and the Bank for Co-Operatives; foreign obligations, U.S. investment- grade corporate debt and mortgage-backed obligations. All corporate debt included in the Aggregate Bond Index has a minimum S&P rating of BBB, a minimum Moody's rating of Baa, or a Fitch rating of BBB.

      . Lehman Brothers 5-Year Municipal Bond Index includes fixed-rate debt obligations of state and local government entities. The securities have maturities not less than four years but no more than six years, are investment grade and are selected from issues larger than $50 million dated since 1984.

      . Lehman Brothers Government Index is an unmanaged index comprised of all publicly issued, non-convertible domestic debt of the U.S. government, or any agency thereof, or any quasi-federal corporation and of corporate debt guaranteed by the U.S. government. Only notes and bonds with a minimum outstanding principal of $1 million and a minimum maturity of one year are included.

      . Lehman Brothers Government/Corporate (Total) Index is comprised of approximately 5,000 issues which include non-convertible bonds publicly issued by the U.S. government or its agencies; corporate bonds guaranteed by the U.S. government and quasi-federal corporations; and publicly issued, fixed rate, non-convertible domestic bonds of companies in industry, public utilities and finance. The average maturity of these bonds approximates nine years. Tracked by Shearson Lehman Brothers, Inc., the index calculates total returns for one month, three month, twelve month and ten year periods and year-to-date.

      . Lehman Brothers Intermediate Government/Corporate Bond Index: An unmanaged index comprised of all the bonds issued by the Lehman Brothers Government/Corporate Bond Index with maturities between 1 and 9.99 years. Total return is based on price appreciation/depreciation and income as a percentage of the original investment. Indices are rebalanced monthly by market capitalization.

      . Lehman Brothers 7-Year Municipal Bond Index includes fixed-rate debt obligations of state and local government entities. The securities have maturities between seven and eight years, are investment grade and are selected from issues larger than $50 million dated since 1984.

      . Lipper, Inc. ranks funds in various fund categories by making comparative calculations using total return. Total return assumes the reinvestment of all capital gains distributions and income dividends and takes into account any change in net asset value over a specific period of time. From time to time, the Fund will quote its Lipper ranking in the applicable funds category in advertising and sales literature.

      . Merrill Lynch Composite 1-5 Year Treasury Index is comprised of approximately 66 issues of U.S. Treasury securities maturing between 1 and
      4.99 years, with coupon rates of 4.25% or more. These total return figures are calculated for one, three, six, and twelve month periods and year-to-date and include the value of the bond plus income and any price appreciation or depreciation.

      . Merrill Lynch Corporate and Government Index includes issues which must be in the form of publicly placed, nonconvertible, coupon-bearing domestic debt and must carry a term of maturity of at least one year. Par amounts outstanding must be no less than $10 million at the start and at the close of the performance measurement period. Corporate instruments must be rated by S&P or by Moody's as investment grade issues (i.e., in the BBB/Baa major rating category or better).

      . Merrill Lynch Domestic Master Index includes issues which must be in the form of publicly placed, nonconvertible, coupon-bearing domestic debt and must carry a term to maturity of at least one year. Par amounts outstanding must be no less than $10 million at the start and at the close of the performance measurement period. The Domestic Master Index is a broader index than the Merrill Lynch Corporate and Government Index and includes, for example, mortgage related securities. The mortgage market is divided by agency, type of mortgage and coupon and the amount outstanding in each agency/type/coupon subdivision must be no less than $200 million at the start and at the close of the performance measurement period. Corporate instruments must be rated by S&P or by Moody's as investment grade issues (i.e., in the BBB/Baa major rating category or better).

      . Merrill Lynch 3-Year Treasury Yield Curve Index is an unmanaged index comprised of the most recently issued 3-year U.S. Treasury notes. Index returns are calculated as total returns for periods of one, three, six, and twelve months as well as year-to-date.

      . Merrill Lynch 3-5 Year Treasury Index is comprised of approximately 24 issues of intermediate-term U.S. government and U.S. Treasury securities with maturities between 3 and 4.99 years and coupon rates above 4.25%. Index returns are calculated as total returns for periods of one, three, six and twelve months as well as year-to-date.

      . Morningstar, Inc., an independent rating service, is the publisher of the bi-weekly Mutual Fund Values. Mutual Fund Values rates more than 1,000 NASDAQ-listed mutual funds of all types, according to their risk-adjusted returns. The maximum rating is five stars, and ratings are effective for two weeks.

      . Salomon Brothers AAA-AA Corporate Index calculates total returns of approximately 775 issues which include long-term, high-grade domestic corporate taxable bonds, rated AAA-AA with maturities of twelve years or more and companies in industry, public utilities, and finance.

      . Salomon Brothers 3-5 Year Government Index quotes total returns for U.S. Treasury issues (excluding flower bonds) which have maturities of three to five years. These total returns are year-to-date figures which are calculated each month following January 1.

      . S&P/BARRA Growth Index is a sub-index of the S&P 500 composite index of common stocks. The index represents approximately fifty percent of the S&P 500 market capitalization and is comprised of those companies with higher price-to-book ratios (one distinction associated with "growth stocks"). The index is maintained by Standard and Poor's in conjunction with BARRA, an investment technology firm.

      . S&P Mid Cap 400 Index is comprised of the 400 common stocks issued by medium-sized domestic companies whose market capitalizations range from $200 million to $5 billion. The stocks are selected on the basis of the issuer's market size, liquidity and industry group representation.

      . Standard & Poor's Ratings Group Daily Stock Price Indices of 500 and 400 Common Stocks are composite indices of common stocks in industry, transportation, and financial and public utility companies that can be used to compare to the total returns of funds whose portfolios are invested primarily in common stocks. In addition, the S&P indices assume reinvestment of all dividends paid by stocks listed on its indices. Taxes due on any of these distributions are not included, nor are brokerage or other fees calculated in the S&P figures.

      . Wilshire Mid Cap 750 Index is a subset of the Wilshire 5000 index of common stocks. The Mid Cap 750 index consists of those Wilshire 5000 companies ranked between 501 and 1,250 according to market capitalization. The index ranges in market capitalization from $400 million to $1.7 billion.

      Advertisements and other sales literature for the Funds may quote total returns which are calculated on non-standardized base periods. These total returns also represent the historic change in the value of an investment in the Funds based on monthly/quarterly reinvestment of dividends over a specified period of time.

      Advertisements may quote performance information which does not reflect the effect of the sales load.

                              FINANCIAL STATEMENTS

      Because the Funds herein have not commenced operations, no financial statements are included herein.

                                    APPENDIX

Standard and Poor's Ratings Group Corporate and Municipal Bond Rating
Definitions

AAA--Debt rated "AAA" has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

AA--Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

A--Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB--Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

NR--NR indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy. S&P may apply a plus (+) or minus (-) to the above rating classifications to show relative standing within the classifications,

Moody's Investors Service, Inc. Corporate and Municipal Bond Rating Definitions

Aaa--Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa--Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa--Bonds which are rated Baa are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

NR--Not rated by Moody's. Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification from Aa through B in its bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

Fitch Investors Service, Inc. Long-Term Debt Rating Definitions

AAA--Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA--Bonds considered to be investment grade and of very high quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F- I +.

A--Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

NR--NR indicates that Fitch does not rate the specific issue. Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the AAA category.

Standard and Poor's Ratings Group Municipal Note Rating Definitions

SP-1--Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus sign (+) designation.

SP-2--Satisfactory capacity to pay principal and interest.

SP-3--Speculative capacity to pay principal and interest.

Moody's Investors Service Short-Term Loan Rating Definitions

MIG1/VMIGI--This designation denotes best quality. There is a present strong protection by established cash flows, superior liquidity support or demonstrated broad based access to the market for refinancing.

MIG2/VMIG2--This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

Fitch Investors Service, Inc. Short-Term Debt Rating Definitions

F-1 +--Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1--Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-I+.

F-2--Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as the F- I + and F- 1 categories.

Standard and Poor's Ratings Group Commercial Paper Rating Definitions

A-1--This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus (+) sign.

A-2--Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

Moody's Investors Service, Inc. Commercial Paper Rating Definitions

Prime-1 --Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will often be evidenced by the following characteristics:

 . Leading market positions in well-established industries.

 . High rates of return on funds employed.

 . Conservative capitalization structure with moderate reliance on debt and ample asset protection.

 . Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

 . Well-established access to a range of financial markets and assured sources of alternate liquidity.

P-2--Issuers (or supporting institutions) rated Prime-2 (P-2) have a strong capacity for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.